UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2007

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2007, VIASPACE Inc., a Nevada corporation ("we," "us" or the "Company") entered into a Securities Purchase Agreement (the "SPA") with Cornell Capital Partners, LP, a Delaware limited partnership (the "Buyer" and together with the Company, the "Parties"). Pursuant to the terms and subject to the conditions contained in the SPA, we will issue and sell to the Buyer, and the Buyer shall purchase from us, 5,175,000 Class A Units and 600,000 Class B Units for an aggregate purchase price of $3,690,000, which includes the conversion of certain convertible debentures of the Company held by the Buyer (the "Debentures") in an aggregate amount of $2,700,000 and cash in the amount of $990,000. Each Class A Unit shall be comprised of 2.2609 shares of Common Stock, $0.01 par value per share, ("Common Stock") and one (1) Class A Warrant to purchase one (1) share of Common Stock at an exercise price of $0.30. Each Class B Unit shall be comprised of one (1) share of Common Stock, and one (1) Class B Warrant to purchase one (1) share of Common Stock at an exercise price of $0.40. The Warrants are exercisable for 5 years from their dates of issuance. The delivery of the Class A and Class B Warrants pursuant to the SPA, is being satisfied by amending the exercise price of the 5,775,000 warrants to purchase Common Stock issued by the Company to the Buyer in connection with that certain Securities Purchase Agreement dated November 2, 2006 by and between the Company and the Buyer and the delivery of 850,592 shares of Common Stock is being deemed satisfied by an issuance of 850,592 shares of Common Stock that was made to the Buyer in November 2006.

Contemporaneously with the execution and delivery of the SPA, the Parties executed and delivered a Registration Rights Agreement, pursuant to which we have agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations promulgated thereunder and applicable state securities laws, covering the Common Stock and the Common Stock underlying the Warrants issued pursuant to the SPA.

In connection with the SPA, we also amended the exercise price of an aggregate of 5,775,000 warrants to purchase Common Stock that are held by the Buyer. Such warrants were amended as follows: the exercise price of 1,500,000 of the warrants was amended from $0.50 to $0.30; the exercise price of 2,000,000 of the warrants was amended from $0.60 to $0.30; the exercise price of 885,000 of the warrants was amended from $0.75 to $0.30; the exercise price of 790,000 of the warrants was amended from $0.95 to $0.30, and the exercise price of 600,000 of the warrants was amended from $1.15 to $0.40.

The preceding description of the SPA and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the entry into the related agreements is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the SPA, we entered into a Termination Agreement (the "Termination Agreement") with the Buyer, pursuant to which certain agreements that we entered into in connection with a previous financing transaction between us and the Buyer were terminated. We terminated (i) the Standby Equity Distribution Agreement dated as of November 2, 2006 by and among the Company and the parties thereto; (ii) the Investor Registration Rights Agreement dated as of November 2, 2006 by and among the Company and the parties thereto; (iii) the Restated Registration Rights Agreement dated as of November 2, 2006 by and among the Company and the parties thereto; (iv) the Security Agreements (the "Security Agreements"), pursuant to which we and our wholly owned subsidiaries, Arroyo Sciences, Inc. (now renamed VIASPACE Security, Inc.) and Concentric Water Technologies, LLC, agreed to provide to Buyer a first priority security interest in certain Pledged Collateral (as this term is defined in the Security Agreements); and (v) the Pledge and Escrow Agreements with Dr. Carl Kukkonen, our Chief Executive Officer, and Amjad Abdallat, our Vice President and Chief Operating Officer, pursuant to which Dr. Kukkonen and Mr. Abdallat agreed to provide the Buyer a security interest in the Pledged Shares (as this term is defined in the Pledge and Escrow Agreements).

The preceding description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The agreements relating to the offering described above under Item 1.01 were entered into on March 8, 2007. The disclosure provided above under Item 1.01 is incorporated herein by reference. The securities issued to the various parties described under Item 1.01 have been issued without registration with the Securities and Exchange Commission in reliance on the exemption from such registration provided under Section 4(2) of the 1933 Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Securities Purchase Agreement dated March 8, 2007.

10.2 Registration Rights Agreement dated March 8, 2007.

10.3 Termination Agreement dated March 8, 2007.

99.1 Press Release dated March 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

March 13, 2007	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated March 8, 2007
10.2	Securities Purchase Agreement dated March 8, 2007
10.3	Termination Agreement dated March 8, 2007
99.1	Press release dated March 13, 2007